Joint Filer Information

Names:	Deerfield Capital L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P., Deerfield International Limited

Address:
Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P.:
780 Third Avenue, 37th Floor
New York, NY 10017

Deerfield International Limited:
c/o Citi Hedge Fund Services (B.V.I.) Ltd.
Bison Court, Columbus Centre, P.O. Box 3460
Road Town, Tortola, D8
British Virgin Islands

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	The Medicines Company [MDCO]

Date of Earliest Transaction Reported:	August 4, 2010

The undersigned, Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P. and Deerfield International Limited are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of The Medicines Company.

Signatures:

DEERFIELD CAPITAL, L.P.

By:	J.E. Flynn Capital LLC, General Partner

By:	/s/ Darren Levine
Darren Levine, Attorney-In-Fact

DEERFIELD PARTNERS, L.P.

By:	Deerfield Capital, L.P., General Partner

By:	J.E. Flynn Capital LLC, General Partner

By:	/s/ Darren Levine
Darren Levine, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:	Flynn Management LLC, General Partner

By:	/s/ Darren Levine
Darren Levine, Attorney-In-Fact

DEERFIELD INTERNATIONAL LIMITED

By:	/s/ Darren Levine
Darren Levine, Attorney-In-Fact